UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                            of 1934


Date of Report (Date of earliest event reported) December 28, 2004


                     ORBIT E-COMMERCE, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Nevada                                                 91-1978600
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)


14845 Yonge Street
Aurora, Ontario, Canada                                   L4G 6H8
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code: (416) 850-7134

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On December 28, 2004, Orbit E-Commerce, Inc. (the "Company") entered into an Asset Acquisition Agreement with PureNet.TV Canada Inc., an Ontario corporation ("PureNet"), to acquire all of PureNet's assets in connection with its Internet Protocol TV ("IPTV") business. IPTV enables a wide range of television programming, low-cost video-conferencing, video-on-demand and other services all in digital broadcast quality levels. With IPTV, video services are delivered directly to subscribers' television sets over DSL networks. The acquisition of PureNet's assets will include all technical schematics covering a patented IPTV video/internet system, implementation capabilities, strategic partnerships with major equipment and video content suppliers, software developers, product and services.

      Pursuant to the terms of the Agreement, the Company will acquire the assets in exchange for 15,000,000 newly issued restricted shares of common stock which will represent approximately 41% of the Company's then outstanding shares of common stock. Douglas C. Lloyd, the Company's President, Chief Executive Officer and director, is the President, a director and a principal shareholder of PureNet.


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

List   below  the  financial  statements,  pro  forma   financial
information and exhibits, if any, filed as part of this report.

Exhibits:

      10.1  Asset Acquisition between Orbit E-Commerce, Inc.  and
PureNet.TV Canada Inc. dated as of December 28, 2004

     99.1 Press Release dated December 29, 2004

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ORBIT E-COMMERCE, INC.
                                (Registrant)


Dated:    December 30, 2004     By:  /s/ Douglas C. Lloyd
                                Name:    Douglas C. Lloyd
                                Title:   President   and   Chief
                                         Executive Officer